Exhibit 10.1

Summary of Named Executive Officer Base Salaries

Effective as of June 1, 2012

Named Executive Officer	Annual Base Salary
Stephen M. Johnson President and Chief Executive Officer	$950,000

Perry L. Elders Senior Vice President and Chief Financial Officer	$500,000

Gary L. Carlson Senior Vice President and Chief Administration Officer	$375,000

Liane K. Hinrichs Senior Vice President, General Counsel and Corporate Secretary	$455,000

John T. McCormack Executive Vice President and Chief Operating Officer	$560,000